EXHIBIT 99(a)

The Dow Chemical Company and Subsidiaries

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, William S. Stavropoulos, Chairman, President and Chief Executive Officer of The Dow Chemical Company (the “Company”), certify that:

1.

the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William S. Stavropoulos
William S. Stavropoulos
Chairman, President and Chief Executive Officer
February 28, 2003

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